Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-60353 of Birner Dental Management Services, Inc. on Form S-8 of our report, dated February 21, 2005, appearing in this Annual Report on Form 10-K of Birner Dental Management Services, Inc. for the year ended December 31, 2004.

HEIN & ASSOCIATES LLP

March 28, 2005